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                                                                  EXECUTION COPY









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                                ARIEL CORPORATION
                         COMMON STOCK PURCHASE AGREEMENT

                                February 24, 2000

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                         COMMON STOCK PURCHASE AGREEMENT


         This Common Stock Purchase Agreement (this "Agreement") is made as of the 24th day of February, 2000 between and among Ariel Corporation, a Delaware corporation with its principal office at 2540 Route 130, Cranbury, New Jersey 08512 (the "Company"), and the persons listed on the Schedule of Purchasers attached hereto as Schedule I (the "Purchasers").

         In consideration of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:


                                    SECTION 1

               AUTHORIZATION AND SALE OF COMMON STOCK AND WARRANTS

         1.1 Authorization. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to Two Million One Hundred and Fifty-one Thousand (2,151,000) shares (the "Shares") of its Common Stock, par value $.001 per share ("Common Stock"), and Two Million One Hundred and Fifty-one Thousand (2,151,000) warrants to purchase Common Stock (the "Warrants"). The Shares and the Warrants are referred to collectively as the "Securities."

         1.2 Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company the number of Shares set forth opposite each Purchaser's name on Schedule I for a purchase price of $4.00 per share in cash.

         1.3 Issuance of Warrants. Subject to the terms and conditions set forth in the certificate evidencing the Warrants attached hereto as Exhibit A (the "Warrant Certificate"), the Company agrees to issue to each Purchaser one Warrant for each Share purchased by such Purchaser.


         1.4 Additional Shares. In the event the Company sells shares of its Common Stock or securities convertible into, or exercisable for, Common Stock on or after the Closing Date (as defined below) but prior to the date exactly 24 months following the Closing Date, at a price per share below $4.00 (the "Selling Per Share Price") (other than (i) the issuance, conversion, exchange or exercise of options to acquire shares of Common Stock by officers, directors, employees, consultants, vendors, suppliers, dealers or other service providers of the Company which are outstanding as of the date hereof or which are or may be issuable pursuant to stock option or similar equity based plans approved by the Board of Directors, (ii) options, warrants or other agreements or rights to purchase capital stock of the Company issued and outstanding prior to the Closing Date and any issuance of shares of Common Stock in connection therewith,
(iii) securities convertible into or exchangeable or exercisable for shares of Common Stock outstanding as of the date hereof and any issuance of Common Stock in connection therewith, (iv) rights to purchase shares of Common Stock in lieu of cash dividends pursuant to a Company plan for reinvestment of dividends or interest, (v) a change in the par value of shares of Common Stock (including a change from par value to no par value or vice versa), (vi) sales of shares of Common Stock pursuant to an employee stock purchase plan qualified under Section 423 of the Internal Revenue Code of 1986, as amended, approved by the Company' Board of Directors where such sales are at prices at least equal to 85% of the fair market value as applicable pursuant to Section 423 of the Internal Revenue Code of 1986, as amended and (vii) shares of Common Stock issued in good faith in connection with any business collaboration, including a merger or acquisition where a company or business is merged with or acquired by the Company or any


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subsidiary of the Company; provided, however, that, on the date of determination of the number of shares of Common Stock to be so issued, the Board of Directors shall have determined in good faith that the issue price of such shares shall be at least equal to the current market value of such shares), the Company will issue to each Purchaser such number of additional shares of Common Stock so that the number of shares of Common Stock purchased hereunder by such Purchaser plus such number of additional shares of Common Stock equals the Adjustment Amount. The Adjustment Amount shall be determined by dividing (i) the aggregate purchase price of all the shares of Common Stock purchased hereunder by such Purchaser by
(ii) the Selling Price Per Share. Notwithstanding the foregoing, the Company shall not be obligated to issue such additional shares if such issuance would not be permitted by NASD Rule 4460(i)(1) without approval of the Company's stockholders. If the Company is required to issue additional shares pursuant to this Section 1.4 in an amount in excess of that permitted by Rule 4460(i)(1), the Company will use its best efforts to secure stockholder approval of the issuance of shares of Common Stock to the Purchasers at the Annual Meeting of Stockholder of the Company following the closing of the transaction that gave rise to the obligation of the Company to issue additional shares pursuant to this Section 1.4. Pending stockholder approval, upon the closing of the transaction which would obligate the Company to issue additional shares pursuant to this Section 1.4, the Company shall issue additional shares pro rata to the Purchasers up to the maximum number of additional shares that it is permitted to issue without approval of the Company's stockholders. If the Company's stockholders do not approve such issuance of additional shares, the Company will have no obligation to issue any further additional shares to the Purchasers pursuant to this Section 1.4.


         1.5 Demand Registration Rights. In the event the Company issues additional shares pursuant to Section 1.4 above and such shares are not covered by the Registration Statement the Company is required to file pursuant to
Section 7.1(a) hereof, the Company agrees to use its best efforts to file a registration statement covering such additional shares within 45 days of the issuance of such shares. The Company agrees to use its best efforts to have the registration statement declared effective by the Securities and Exchange Commission (the "SEC") and to take all necessary steps to have the registration statement remain effective for a period of two years from the effective date of such registration statement.


                                    SECTION 2

                             RIGHT OF FIRST REFUSAL

         If at any time after the Closing Date but prior to the date exactly 24 months following the Closing Date, the Company proposes to issue and sell shares of its Common Stock or securities convertible into, or exercisable for, Common Stock other than (i) the issuance, conversion, exchange or exercise of options to acquire shares of Common Stock by officers, directors, employees, consultants, vendors, suppliers, dealers or other service providers of the Company which are outstanding as of the date hereof or which are or may be issuable pursuant to stock option or similar equity based plans approved by the Board of Directors, (ii) options, warrants or other agreements or rights to purchase capital stock of the Company issued and outstanding prior to the Closing Date and any issuance of shares of Common Stock in connection therewith,
(iii) securities convertible into or exchangeable or exercisable for shares of Common Stock outstanding as of the date hereof and any issuance of Common Stock in connection therewith, (iv) rights to purchase shares of Common Stock in lieu of cash dividends pursuant to a Company plan for reinvestment of dividends or interest, (v) a change in the par value of shares of Common Stock (including a change from par value to no par value or vice versa), (vi) sales of shares of Common Stock pursuant to an employee stock purchase plan qualified under Section 423 of the Internal Revenue Code of 1986, as amended, approved by the Company's Board of Directors where such sales are at prices at least equal to 85% of the fair market value as applicable pursuant to Section 423 of the Internal Revenue

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Code of 1986, as amended and (vii) shares of Common Stock issued in good faith in connection with any business collaboration, including a merger or acquisition where a company or business is merged with or acquired by the Company or any subsidiary of the Company; provided, however, that, on the date of determination of the number of shares of Common Stock to be so issued, the Board of Directors shall have determined in good faith that the issue price of such shares shall be at least equal to the current market value of such shares, the Company shall:

                  (1) give to each Purchaser written notice (the "Notice") setting forth in reasonable detail the price and other terms of the proposed sale of such shares of Common Stock and the amount of such securities proposed to be issued, and

                  (2) offer to issue and sell to the Purchasers on the same terms as set out in the Notice such number of additional shares of Common Stock so that the number of shares of Common Stock purchased pursuant to the Notice by such Purchaser equals the Adjustment Amount.

         Each Purchaser must exercise its purchase rights hereunder within ten
(10) days after receipt of the Notice from the Company. Upon the expiration of the 10-day offering period, the Company will be free to sell the shares of Common Stock as set out in the Notice to Purchasers.


                                    SECTION 3

                             CLOSING DATE; DELIVERY

         3.1 Closing Date. The completion of the purchase and sale of the Shares and the issuance of the Warrants (the "Closing") shall occur as soon as practicable and as agreed by the parties hereto, at a place and time (the "Closing Date") to be agreed upon by the Company and the Purchasers. The Purchasers will be notified by facsimile transmission or otherwise.

         3.2 Delivery. At the Closing, the Company shall deliver to each Purchaser one or more stock certificates and one or more Warrant Certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares and Warrants set forth opposite such Purchaser's name on Schedule I attached hereto. The name(s) in which the stock certificates and Warrant Certificates are to be registered are set forth in the Certificate Questionnaire attached hereto as part of Exhibit C. The Company's obligation to complete the purchase and sale of the Shares and the issuance of the Warrants and deliver such certificates to each Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) receipt by the Company of a completed copy of each of Exhibit B, Exhibit C and Exhibit D-1 or D-2, as applicable, attached hereto; and
(c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. Each Purchaser's obligation to accept delivery of such certificates and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing.

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                                    SECTION 4

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         4.1 Incorporation and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not result in a material adverse change in the condition (financial or otherwise), properties, business, or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Change").

         4.2 Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Securities and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Securities by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Restated Certificate of Incorporation or Bylaws of the Company or any applicable statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other agreement or instrument to which the Company or any of its properties is subject that is material to the Company and its subsidiaries taken as a whole.

         4.3 Authorized Capital Stock. The authorized capital stock of the Company consists of (a) Twenty Million (20,000,000) shares of Common Stock, $.001 par value, of which, as of December 31, 1999, 10,835,320 shares were outstanding (excluding, as of such date (i) 842,809 shares of Common Stock issuable upon the exercise of outstanding options under the Company's 1992 Stock Option and Restricted Plan, 1994 Stock Option Plan, 1995 Stock Option Plan and the 1996 Directors Plan (collectively, the "Stock Option Plans"), (ii) 871,502 options outstanding pursuant to non-plan Options granted in 1998, (iii) 1,145,600 shares of Common Stock reserved for future option grants under the Stock Option Plans and (iv) approximately 200,000 shares of Common Stock issuable upon the exercise of outstanding warrants and agreements to issue warrants and (b) 2,000,000 shares of Preferred Stock, $.001 par value, no shares of which are outstanding. The issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Offering Documents (as defined herein). Other than pursuant to this Agreement, and except as set forth in Section 1.1, this Section 4.3 or as disclosed or contemplated by in the Offering Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder set forth in the Offering Documents accurately and fairly describes such plans, arrangements, options and rights.

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         4.4 Issuance, Sale and Delivery of the Securities. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file a registration statement on behalf of the Purchasers pursuant to Section 7 hereof (the "Registration Statement")) to require the Company to register the sale of any securities owned by such stockholder under the Securities Act of 1933, as amended (the "Securities Act") in the Registration Statement. The shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") have been duly authorized and, when the issued, delivered and the exercise price paid in the manner set forth in the Warrant Certificate, the Warrant Shares will be validly issued, fully paid and nonassessable. Other than as set forth in this Agreement and the Warrant Certificate, no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein or the issuance and sale of the Warrant Shares as set forth in the Warrant Certificate.

         4.5 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with Securities and Exchange Commission (the "SEC") under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

         4.6 Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

         4.7 No Defaults. Except as disclosed in the Offering Documents, and except as to defaults, violations and breaches which individually or in the aggregate would not result in a Material Adverse Change, the Company is not in violation or default of any provision of its Restated Certificate of Incorporation or Bylaws, or in breach of or default with respect to any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Company as defined in such documents, except such defaults which individually or in the aggregate would not result in a Material Adverse Change.

         4.8 No Actions. Except as disclosed in the Offering Documents, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened to which the Company is a party or of which

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property owned or leased by the Company is or may be the subject, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Change; and no labor disturbance by the employees of the Company exists to or, to the Company's knowledge, is imminent which might reasonably be expected to result in a Material Adverse Change. Except as disclosed in the Offering Documents, the Company is not party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

         4.9 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and Blue Sky laws in the states in which Shares are offered and/or sold and (b) the filing of the Registration Statement as contemplated by Section 7 of this Agreement.

         4.10 Litigation. Except as disclosed in the Offering Documents and except as set forth in Schedule 4.10 hereto, there are no actions, suits proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) could result in a Material Adverse Change or (b) could impair the ability of the Company to perform in any material respect its obligations under this Agreement.

         4.11 No Material Change. Since December 31, 1999 and except as disclosed in the Offering Documents, (a) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (b) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and is not in default in the payment of principal or interest on any outstanding debt obligations; (c) there has not been any change in the capital stock of the Company other than the issuance and sale of the Securities hereunder and shares or options issued pursuant to the Stock Option Plans, as approved by the Company's Board of Directors; (d) there has not been any increase in indebtedness material to the Company (other than in the ordinary course of business); and (e) there has not been a Material Adverse Change.

         4.12 Intellectual Property. Except as disclosed in the Offering Documents (a) the Company owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights and trade secrets necessary for the conduct of the Company's business as currently conducted and as the Offering Documents indicate the Company contemplates conducting (collectively, the "Intellectual Property"); and (b) to the Company's knowledge (for each of the following subsections (i) through (v)): (i) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products described in the Offering Documents that would preclude the Company from conducting its business as currently conducted and as the Offering Documents indicate the Company contemplates conducting, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (ii) there are currently no sales of any products that would constitute a material infringement by third parties of any Intellectual Property owned, licensed or optioned by the

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Company; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company, other than non-material claims; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than claims which would not result in a Material Adverse Change; and (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material claims which would not result in a Material Adverse Change.

         4.13 Compliance. To the Company's knowledge, the Company has not been advised, nor does it have reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws regulations known to the Company; except where failure to be so in compliance would not result in a Material Adverse Change.

         4.14 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would result in a Material Adverse Change.

         4.15 Transfer Taxes. On the Closing Date, all stock transfer taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to the Purchasers hereunder will be, or will have been, fully paid or provided for by the Company.

         4.16 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         4.17 Distribution of Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering materials related to the offering and sale of the Securities other than the Offering Documents or any amendment or supplement thereto. The Company will not take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of the Securities Act.

         4.18 Insurance. The Company maintains insurance of the types and in the amounts that it reasonably believes is adequate for its business, including, but not limited to, insurance covering all material real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, all of which insurance is in full force and effect.

         4.19 Offering Documents. The Company represents and warrants that the information contained in the following documents (collectively, the "Offering Documents"), which the Placement Agent has furnished each Purchaser, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties of the Company do not apply to statements or omissions in the Offering Documents based upon information furnished to the Company by the Placement Agent expressly for use therein:

         (1) the Private Placement Memorandum dated November 10, 1999 (the "PPM"); and

         (2) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed pursuant to the Exchange Act on November 15, 1999.


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         4.20 Legal Opinion. At the Closing, Shearman & Sterling, counsel to the
Company, will deliver a legal opinion addressed to the Purchasers named on
Schedule I hereto in a form reasonably satisfactory to counsel to the Placement Agent regarding the due incorporation of the Company, the due authorization, issuance and delivery of the Shares to be purchased and the due authorization, execution and delivery of this agreement.

         4.21 Certificate. At the Closing, the Company will deliver to each Purchaser a certificate, in form and substance reasonably satisfactory to counsel for the Placement Agent, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Closing Date.


                                    SECTION 5

           Representations, Warranties and Covenants of the Purchasers

         Each Purchaser hereby severally represents and warrants to the Company, effective as of the Closing Date, as follows:

         5.1 Authorization. Purchaser represents and warrants to the Company that: (a) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.

         5.2 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

         5.3 Investment Intent. Purchaser is purchasing the Securities for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as Exhibit B, The Certificate attached hereto as Exhibit C and the Certificate attached hereto as Exhibit D-1 or D-2, as applicable, and the responses provided therein shall be true and correct as of the Closing Date and will be true and correct as of the effective date of the Registration Statement. Purchaser has, in connection with its decision to purchase the number of shares set forth in Schedule I relied solely upon the Offering Documents and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in

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compliance with the Securities Act, and the rules and regulations promulgated thereunder.

         5.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available and that the certificates evidencing the Securities will bear a legend to that effect.

         5.5 Restriction on Short Sales. Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company's Common Stock prior to the effectiveness of the Registration Statement, except to the extent that any such short sale is fully covered by shares of Common Stock of the Company other than the Shares.

         5.6 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

         5.7 Certificate. At the Closing, each Purchaser will deliver to the Company a certificate in form and substance reasonably satisfactory to the counsel for the Company to the effect that the representations and warranties of each Purchaser set forth in this Section 5 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and the Purchaser has complied in all material respects will all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Closing Date.


                                    SECTION 6

             Survival of Representations, Warranties and Agreements.

         Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor.


                                    SECTION 7

         Registration of the Shares; Compliance With the Securities Act

         7.1      Registration Procedures and Expenses.  The Company shall:

                  (a) as soon as practicable, but in no event later than April 4, 2000, file with the SEC the Registration Statement on an appropriate form relating to the sale of the Shares and the Warrant Shares by the Purchasers from time to time on the Nasdaq Stock Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately negotiated transactions, provided, however, if the Registration Statement is not filed with the SEC by the above specified date, then the Company, to the extent permitted under Delaware law, will issue to each Purchaser such number of additional shares of Common Stock that is equal to one percent (1%) of the aggregate number of Shares purchased by the Purchaser as set forth in

         Schedule I hereto for each additional thirty day period that the registration statement is not filed. Notwithstanding the foregoing, in the event that the Company is prohibited from issuing additional shares pursuant to NASD Rule 4460(i)(1), then the Company will pay in cash to the Purchaser one percent (1%) of the aggregate amount of the commitment of such Purchaser as set forth in Schedule I hereto. The shares will be issued or the cash payment will be payable on the first day of each month during which the Registration Statement is not filed;

                  (b) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause such Registration Statement to become effective within 120 days after filing provided however, if the Registration Statement is not declared effective by the SEC within 120 days of the date on which it is filed, then the Company, to the extent permitted under Delaware law, will issue to each Purchaser such number of additional shares of Common Stock that is equal to one percent (1%) of the aggregate number of shares purchased by the Purchaser as set forth in Schedule I hereto for each additional thirty day period that the registration statement is not effective. Notwithstanding the foregoing, in the event that the Company is prohibited from issuing additional shares pursuant to NASD Rule 4460(i)(1), then the Company will pay in cash to the Purchaser one percent (1%) of the aggregate amount of the commitment of such Purchaser as set forth in Schedule I hereto. The shares will be issued or the cash payment will be payable on the first day of each month during which the Registration Statement is not effective;

                  (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until twenty-four months after the effective date of the Registration Statement;

                  (d) furnish to each Purchaser with respect to their Shares and Warrant Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares or Warrant Shares) such reasonable number of copies of prospectuses as such Purchaser may reasonably request in order to facilitate the public sale or other disposition of all or any of the Shares and Warrant Shares by the Purchaser;

                  (e) file documents required of the Company for normal Blue Sky clearance in states as may reasonably be requested in writing by each Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                  (f) advise each Purchaser promptly (i) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Shares or the Warrant Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any preceding purposes and (ii) of the happening of any event or discovery of any facts during the period the Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or the Prospectus in order to make the statement therein not misleading; and

                  (g) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and the registration of the Shares and Warrant Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any.

         7.2 Transfer of Shares and Warrant Shares After Registration. Each Purchaser agrees that it will not effect any disposition of the Shares or the Warrant Shares or of its right to purchase the Shares or the Warrant Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated by the Registration Statement referred to in Section 7.1, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or its plan of distribution.

         7.3      Indemnification.  For the purpose of this Section 7.3:

                  (a) The term "Registration Statement" shall mean the registration statement filed pursuant to Section 7.1 hereof including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein, if any, at the time it became effective and including any information deemed to be part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 of the Rules and Regulations. The term Prospectus shall mean the final prospectus including the documents incorporated by reference therein, if any, in the form filed pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required.

                  (b) The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents or the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser and each such controlling person for any reasonable legal and other expenses as such expenses are incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable with respect to any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the PPM, the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 5 or 7.2 hereof,
         (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to such Purchaser prior to the pertinent sale or sales by such Purchaser.

                  (c) Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 5 or 7.2 hereof or (ii) the inaccuracy of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the PPM, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or which arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the PPM, the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any reasonable legal and other expense incurred by the Company, each of its directors, each of it officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                  (d) Promptly after receipt by an indemnified party under this
         Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section
         7.3 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be an actual conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

         7.4 Termination of Conditions and Obligations. The restrictions on transfer set out in Section 5.4 shall cease upon the effectiveness of the Registration Statement or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that the Securities can be transferred pursuant to an available exemption under the Securities Act.

         7.5 Information Available. So long as the Registration Statement is effective covering the resale of Shares and Warrant Shares owned by the Purchasers, the Company will furnish to each Purchaser as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of
(i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K, (iii) if not included in substance in its Quarterly Reports to Stockholders, its Quarterly Reports on Form 10-Q and (iv) a full copy of the Registration Statement covering the Shares and the Warrant Shares (the foregoing, in each case, excluding exhibits).


                                    SECTION 8

                                  MISCELLANEOUS

         8.1 Broker's Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Securities to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchaser.

         8.2 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

        (a)  if to the Company, to:

             Ariel Corporation
             2540 Route 130
             Cranbury, NJ  08512
             Attention:  Mr. Jay H. Atlas, Chief Executive Officer and President
             Facsimile:  (609) 860-1674

             with a copy to:

             Shearman & Sterling
             599 Lexington Avenue
             New York, NY  10022
             Attention: Danielle Carbone
             Facsimile: (212) 848-7179
         or to such other person at such other place as the Company shall designate to each Purchaser in writing; and

                  (b) if to a Purchaser, at its address as set forth at the end of this Agreement for such purchaser, or at such other address or addresses as may have been furnished to the Company in writing.

         8.3 Changes. With the exception of Section 7 hereof, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each Purchaser. With respect to Section 7 hereof, with the written consent of the Company and holders of more than sixty-six and two-thirds percent (66 2/3%) of the Shares then outstanding and held by Purchasers, the terms of the Agreement may be waived or amended and any such waiver or amendment shall be binding upon the Company and all holders of Shares.

         8.4 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         8.5 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.

         8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 ARIEL CORPORATION

                                 By ____________________________________________
                                 Name:
                                 Title:


                                 _______________________________________________
                                 Printed Name of Purchaser
                                 (Individual or Institution):


                                 _______________________________________________
                                 Printed Name of Individual representing
                                 Purchaser (if an Institution):


                                 _______________________________________________
                                 Title of Individual representing Purchaser
                                 (if an Institution):




                                 _______________________________________________
                                 Signature of Individual Purchaser or Individual representing Purchaser

                                 Address: _______________________________
                                          _______________________________
                                          _______________________________

                                 Telephone:  ____________________________
                                 Telecopier: ____________________________

                                 _______________________________________________
                                 Printed Name of Purchaser
                                 (Individual or Institution):



                                 _______________________________________________
                                 Printed Name of Individual representing
                                 Purchaser (if an Institution):



                                 _______________________________________________
                                 Title of Individual representing Purchaser
                                 (if an Institution):



                                 _______________________________________________
                                 Signature of Individual Purchaser or Individual representing Purchaser

                                 Address: _______________________________
                                          _______________________________
                                          _______________________________
                                 Telephone:  ____________________________
                                 Telecopier: ____________________________

                                 _______________________________________________
                                 Printed Name of Purchaser
                                 (Individual or Institution):



                                 _______________________________________________
                                 Printed Name of Individual representing
                                 Purchaser (if an Institution):


                                 _______________________________________________
                                 Title of Individual representing Purchaser
                                 (if an Institution):






                                 _______________________________________________
                                 Signature of Individual Purchaser or Individual representing Purchaser

                                 Address: _______________________________
                                          _______________________________
                                          _______________________________

                                 Telephone:   ____________________________
                                 Telecopier:  ____________________________

                                  SCHEDULE 4.10

         The Company has contacted Alis Technologies, Inc., a Canadian corporation ("Alis"), regarding indemnification for an alleged breach of representation and warranty claim under the Stock Purchase and Sale Agreement dated November 23, 1998 between the Company and Alis. Under the agreement, the Company purchased Solutions for Communications and International ISDN, a French corporation. The Company may pursue arbitration to enforce its rights under the agreement.

                                   SCHEDULE I
                             SCHEDULE OF PURCHASERS

Purchaser                          Commitment             Number of Shares            Number of Warrants
---------                          ----------             ----------------            ------------------
Special Situations, LLC            $1,800,000                 450,000                      450,000
Zeke, L.P.                         $  900,000                 225,000                      225,000
Anthony J. Kirincic                $  250,000                  62,500                       62,500
David O. Lindner                   $  200,000                  50,000                       50,000
Peconic Fund Limited               $  900,000                 225,000                      225,000
Pennsylvania Merchant
      Group, on behalf of
      its institutional and
      individual purchasers        $4,554,000               1,138,500                    1,138,500

       Total                       $8,604,000               2,151,000                    2,151,000


                                    EXHIBIT A
                      FORM OF COMMON STOCK PURCHASE WARRANT



     THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHWERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OF UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                                ARIEL CORPORATION

                          COMMON STOCK PURCHASE WARRANT
                         EXPIRATION DATE: ________, 2005


Warrant to Purchase _______                          Issued as of ________, 2000
  Shares of Common Stock


      For value received, ________________, or registered assigns, is entitled to subscribe for and purchase from ARIEL CORPORATION, a Delaware corporation (hereinafter called the "Company"), at the price of $____ per share, which represents the closing price of the Company's common stock on February 23, 2000 plus a premium of 1/8 (the "Warrant Purchase Price"), at any time beginning six months after the date hereof until 5:00 p.m. New York City time on __________, 2005 (the "Expiration Date"), up to that number of fully paid and non-assessable shares of the Company's common stock, $.001 par value (the "Common Stock") as is specified, above, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

     1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed if required) at the office of any duly appointed transfer agent for the Common Stock or at the office of the Company at 2540 Route 130, Cranbury, New Jersey 08512, and upon payment to the Company, or for the account of the Company, by cash, or by means of transferring to the Company that number of shares of Common Stock which, when multiplied by the difference between the closing price of the Common Stock as reported by Nasdaq National Market on the trading day immediately preceding exercise of this Warrant and the Warrant Purchase Price equals, the aggregate Warrant Purchase Price for such shares. The Company agrees that the shares so purchased shall be, and be deemed to be, issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding 10 business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time.

     2. Shares to be Issued; Reservation of Shares. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly authorized, duly issued, fully paid and non-assessable. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant, and will at its expense expeditiously upon each exercise of this Warrant procure the listing of the shares so acquired (subject to issuance or notice of issuance) on the Nasdaq or stock exchanges, if any, on which the Common Stock may then be listed.

3.       Adjustments.

              (a) Adjustments on the First Anniversary of Issuance. On the first anniversary of the date hereof, if the average closing price on the Nasdaq National Market for the five trading days immediately preceding the first anniversary of the date hereof is lower than the Warrant Purchase Price, the Warrant Purchase Price will be reset to such average closing price.

              (b) Adjustments for Consolidations, Split-Ups. If the Company shall at any time prior to the expiration of this Warrant subdivide its outstanding securities for which this Warrant is exercisable, by split-up or otherwise, or combine or consolidate by reclassification, reverse split or otherwise such outstanding securities, the amount of securities issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination or consolidation, and the Warrant Purchase Price then applicable to securities covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination or consolidation.

               (c) Reorganizations. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore issuable upon exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common stock immediately theretofore issuable upon exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place; and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder hereof to the end that the provisions hereof (including without limitation provisions for adjustment of the Warrant Purchase Price and of the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume (by a written instrument executed and mailed by registered mail or delivered to each registered holder hereof at the last address of such holder appearing on the books of the Company) the obligation of the Company to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

               (d) Adjustments for Issuances of Stock at a Price below the Current Market Price. If the Company shall at any time prior to the expiration of this Warrant issue and sell shares of its Common

Stock or securities convertible into or exercisable for shares of Common Stock, at a price lower than the average closing price for the Common Stock on the Nasdaq National Market for the five trading days immediately preceding the date of issuance and sale of such shares (the "Current Market Price"), then the Warrant Purchase Price will be adjusted downward to equal the Current Market Price.

               (e) Exceptions to Adjustment Provisions. Without limiting any other exception contained in this Section 3, and in addition thereto, no adjustment need be made for (i) the issuance, conversion, exchange or exercise of options to acquire shares of Common Stock by officers, directors, employees, consultants, vendors, suppliers, dealers or other service providers of the Company which are outstanding as of the date hereof or which are or may be issuable pursuant to stock option or similar equity based plans approved by the Board of Directors, (ii) options, warrants or other agreements or rights to purchase capital stock of the Company issued and outstanding prior to the Closing Date and any issuance of shares of Common Stock in connection therewith,
(iii) securities convertible into or exchangeable or exercisable for shares of Common Stock outstanding as of the date hereof and any issuance of Common Stock in connection therewith, (iv) rights to purchase shares of Common Stock in lieu of cash dividends pursuant to a Company plan for reinvestment of dividends or interest, (v) a change in the par value of shares of Common Stock (including a change from par value to no par value or vice versa), (vi) sales of shares of Common Stock pursuant to an employee stock purchase plan qualified under Section 423 of the Internal Revenue Code of 1986, as amended, approved by the Company's Board of Directors where such sales are at prices at least equal to 85% of the fair market value as applicable pursuant to Section 423 of the Internal Revenue Code of 1986, as amended and (vii) shares of Common Stock issued in good faith in connection with any business collaboration, including a merger or acquisition where a company or business is merged with or acquired by the Company or any subsidiary of the Company; provided, however, that, on the date of determination of the number of shares of Common Stock to be so issued, the Board of Directors shall have determined in good faith that the issue price of such shares shall be at least equal to the current market value of such shares.

               (f) Notice of Adjustment. Upon each adjustment of the aforementioned adjustments, the Company shall give prompt written notice thereof addressed to the registered holder hereof at the address of such holder as shown on the records of the Company, which notice shall state the change, if any, in the Warrant Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock (or, other securities or assets) issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Any determination that the Company or the Board of Directors makes pursuant to this Section 3 shall be conclusive.

        4. Notice of Capital Changes. In case at any time: (a) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution to the holders of its Common Stock; (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to the holder of this Warrant: (i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

        5. Common Stock. As used herein in the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Warrants and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares which may be purchased pursuant to this Warrant shall include only shares of the class of Common Stock, $.001 par value referred to at the beginning of this agreement or, in the case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in subparagraph 3(b) hereof, the stock, securities or assets provided for in such subparagraph.

        6. Transfer. Subject to the provisions of the Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, at the offices referred to in paragraph 1 hereof by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed for transfer by the attachment of stock powers or otherwise, shall be deemed negotiable and that when this Warrant is so endorsed, the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

        7. Exchange. This Warrant is exchangeable, upon its surrender at the offices referred to in paragraph 1, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the holder hereof a new warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder.

        8. Rights of the Holder. The Warrant holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Warrant holder are limited to those expressed in the Warrant Certificate and the Common Stock Purchase Agreement and are not enforceable against the Company except to the extent set forth herein.

         IN WITNESS WHEREOF, Ariel Corporation has caused this Warrant to be signed by its duly authorized officer as of the date first written above.



                                     ARIEL CORPORATION


                                     By:________________________________________
                                        Jack R. Loprete, Vice President, Finance

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER
  (to be read in conjunction with the entire Common Stock Purchase Agreement)


A. Complete the following items in the Common Stock Purchase Agreement:

     1. Signature Page - Provide the information regarding the Purchaser requested on the signature page. The agreement must be executed by an individual authorized to bind the Purchaser.

     2. Exhibit B - Registration Statement Questionnaire: Provide the information requested by the Registration Statement Questionnaire.

     3. Exhibit C - Stock Certificate Questionnaire: Provide the information requested by the Stock Certificate Questionnaire.

     3. Exhibit D-1 and D-2 - Purchaser Certificate: Provide the information requested by the Certificate for individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

B. Return the properly completed and signed Common Stock Purchase Agreement signature pages and Exhibits B, C and D-1 or D-2, as applicable, to:


                             Ms. Nathalie M. Garagnon, Esq.
                             Shearman & Sterling
                             599 Lexington Avenue
                             New York, NY 10022

C. Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

D. Upon the resale of the Shares or the Warrant Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

     1. must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser's request); and

     2. must send a letter in the form of Exhibit E to the Company so that the Shares or the Warrant Shares may be properly transferred.

                                    EXHIBIT B

                      REGISTRATION STATEMENT QUESTIONNAIRE

         In connection with the preparation of the Registration Statement, please provide us with the following information:

     1. Registration, please state your or your organization's name exactly as it should appear in the "Selling Stockholder" section of the Registration Statement:

          ___________________________________________________________________


     2. Please provide the number of shares of the Company's Common Stock that you or your organization will own immediately after Closing, including those purchased by you or your organization pursuant to this Agreement and those shares of Common Stock purchased by you or your organization through other transactions:

          ___________________________________________________________________

     3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

          _____ Yes     _____ No

          If yes, please indicate the nature of any such relationships below:

          ___________________________________________________________________

          ___________________________________________________________________

          ___________________________________________________________________

                                    EXHIBIT C

                            CERTIFICATE QUESTIONNAIRE



         Pursuant to Section 5.3 of the Agreement, please provide us with the following information:

     1. The exact name that your Shares and Warrant are to be registered in (this is the name that will appear on your stock or Warrant certificate(s)). You may use a nominee name if appropriate:

          _________________________________________________________________



     2. The relationship between the Purchaser and the Registered Holder listed in response to item 1 above:

          _________________________________________________________________



     3.   The mailing address of the Registered Holder listed in response to item 1 above:

          _________________________________________________________________



     4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

                                   EXHIBIT D-1

                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,

                     TRUST, FOUNDATION AND JOINT PURCHASERS

         If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchasers (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

                                   CERTIFICATE

         The undersigned certifies that the representations and responses below are true and accurate.

         (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to exercise and deliver the Common Stock Purchase Agreement on behalf of the Purchaser, and to take other sections with respect thereto.

         (b)      Indicate the form of entity of the undersigned:

         ________          Limited Partnership

         ________          General Partnership

         ________          Corporation

         ________ Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor _______________

         ____________________________________________________________________

         ____________________________________________________________________

         ____________________________________________________________________

         ____________________________________________________________________

             (Continue on a separate piece of paper, if necessary.)

         ____________ Other Type of Trust (indicate type of trust and, for trusts other than pension trust, name the guarantors and beneficiaries:____________________________________

         ____________________________________________________________________

         ____________________________________________________________________

         ____________________________________________________________________

             (Continue on a separate piece of paper, if necessary.)



                                     D-1-1

         ____________   Other form of organization (indicate form of
organization (_______)

         (c) Indicate the approximate date the undersigned entity was formed: ________

         (d) In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor sums. Please initial each category applicable to you as an investor in the Company.

         ____ 1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

         ____ 2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

         ____ 3. An insurance company as defined in Section 2(13) of the Securities Act;

         ____ 4. As investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

         ____ 5. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

         ____ 6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

         ____ 7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

         ____ 8.  A private business development company as defined in
Section 202(a)(23) of the Investment Advisers Act of 1940;

         ____ 9. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

         ____ 10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

         ____ 11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:



                                     D-1-2

         __________________________________________________________________

         __________________________________________________________________

         __________________________________________________________________


             (Combine on a separate piece of paper, if necessary.)


                                         Dated: _________________________ , 2000



                                         _______________________________________
                                                    Name of investors

                                         _______________________________________
                                           Signature and title of authorized
                                              officer, partner or trustee





                                     D-1-3

                                   EXHIBIT D-2
                      CERTIFICATE FOR INDIVIDUAL PURCHASERS


         If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign the Certificate.



                                   CERTIFICATE



                  I certify that the representations and responses below are true and accurate:

                  In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

     (1) A natural person whose net worth, either individually or jointly with such person's spouse exceeds $1,000,000.

     (2) A natural person who had an income in excess of $200,000, or joint income with the person's spouse in excess of $300,000, in 1996, 1997 and 1998, and reasonable expects to have individual income reaching the same level in 1999.

     (3) An executive officer or director of the Company.



Dated: ___________________________



Name(s) of Purchaser


__________________________________
             Signature


__________________________________
           Signature


                                     D-2-1

                                    EXHIBIT E

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE



         Attention:

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE



         The undersigned, ___________________ of _________________ hereby certify that I am the Purchaser of the shares evidenced by the attached certificate or I am the authorized representative of the Purchaser of the shares evidenced by the attached certificate, and as such, have sold such shares on _____________ in accordance with Registration Statement No. 333-_____ dated
______________ and the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

                                            Print or Type:

                                            Name of Purchaser
                                            (Individual or Institution):

                                            ____________________________________

                                            Name of Individual
                                            representing
                                            Purchaser, if an Institution:

                                            ____________________________________

                                            Title of Individual
                                            representing
                                            Purchaser, if an Institution:


                                            ____________________________________

                                            Signature by:

                                            Individual or Individual
                                            representing Purchaser:

                                            ____________________________________

                           PURCHASER'S CERTIFICATE FOR
                        INSTITUTIONAL ACCREDITED INVESTOR


     I, __________________, certify that I am_____________________ of
___________________ (the "Purchaser"), and that, as such, I am authorized to execute this certificate on behalf of the Purchaser pursuant to Section 5.7 of the Common Stock Purchase Agreement dated as of February 24, 2000 (the "Purchase Agreement") among Ariel Corporation and the Purchasers party thereto, and DO HEREBY FURTHER CERTIFY THAT:

     1. as of the date hereof, the representations and warranties of the Purchaser contained in the Purchase Agreement are true and correct in all material respects, and

     2. the Purchaser has complied in all material respects with all of the agreements and satisfied all of the conditions set forth in the Purchase Agreement.

                  IN WITNESS WHEREOF, I have executed this Purchaser's Certificate on this 1st day of March, 2000.



                                           By: ________________________________
                                               Name:
                                               Title:

                           PURCHASER'S CERTIFICATE FOR
                         INDIVIDUAL ACCREDITED INVESTOR


     I, __________________, (the "Purchaser") pursuant to Section 5.7 of the Common Stock Purchase Agreement dated as of February ___, 2000 (the "Purchase Agreement") among Ariel Corporation and the Purchasers party thereto, and DO HEREBY CERTIFY THAT:

     1. as of the date hereof, the representations and warranties of the Purchaser contained in the Purchase Agreement are true and correct in all material respects, and

     2. the Purchaser has complied in all material respects with all of the agreements and satisfied all of the conditions set forth in the Purchase Agreement.

     IN WITNESS WHEREOF, I have executed this Purchaser's Certificate on this ___ day of February, 2000.



                                             By: _______________________________
                                                 Name: